Exhibit 10.1
FIRST AMENDMENT
TO AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT

THE FIRST AMENDMENT TO THE AMENDED AND RESTATED TRADEMARK LICNESE AGREEMENT (the “First Amendment”) is made and entered into effective as of April 1, 2022 (the “First Amendment Effective Date”), by and between Alcoa USA Corp. (“Alcoa”) and Howmet Aerospace Inc. (“Howmet”). Individually, Alcoa and Howmet are referred to in this First Amendment as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Alcoa and Alcoa Inc. were and are parties to that certain Amended and Restated Trademark License Agreement, having an effective date of October 31, 2016 under which Alcoa was identified as the “Licensor” and Alcoa Inc. was identified as the “Licensee” (the “Agreement”);

WHEREAS, effective as of November 1, 2016, Alcoa Inc. changed its name to Arconic Inc.;

WHEREAS, effective as of March 30, 2020, Arconic Inc. changed its name to Howmet;

WHEREAS, Howmet now desires that (i) Alcoa file and prosecute additional trademark applications for certain of the Licensed Marks in selected countries in the trademark class applicable to commercial wheels, (ii) any eventual trademark registrations granted by such countries resulting from such additional trademark applications be licensed to Howmet for Wheel Products pursuant to the terms of the Agreement, and (iii) Alcoa consent to Howmet’s registration and maintenance of certain internet domain names which incorporate certain of the Licensed Marks, and the addition of such internet domain names, once registered, to the “List of Domain Names” contained at Schedule 4 of the Agreement; and

WHEREAS, the Parties now desire to amend the Agreement pursuant to the terms of this First Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1.Definitions. All capitalized terms used in this First Amendment but not defined in this First Amendment shall have the meanings ascribed to them in the Agreement. To the extent there is a conflict in meaning or interpretation as between the Agreement and this First Amendment, this First Amendment shall govern.

2.Amendments to the Agreement. The Agreement is hereby amended as of the First Amendment Effective Date as follows:

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a)Alcoa shall file and prosecute trademark applications for the following Licensed Marks: and in the following countries in the trademark class applicable to commercial wheels (typically trademark class 12) (collectively, the “New TM Applications”):

Israel
Lichtenstein
Monaco
South Africa
Turkey

Alcoa and Howmet agree that any eventual trademark registrations granted by the above- mentioned countries for the Licensed Marks resulting from the New TM Applications shall be owned by Alcoa.

Alcoa and Howmet agree that any eventual trademark registrations granted by the above- mentioned countries for the Licensed Marks resulting from the New TM Applications shall be licensed to Howmet for Wheel Products pursuant to the terms of the Agreement.

b)Howmet shall reimburse Alcoa for any and all:

(i)costs (including government filing fees, outside counsel fees, translation fees, etc.) associated with preparation, filing, prosecution, and issuance of the New TM Applications; and

(ii)ongoing trademark annuities assessed by the trademark offices in the above- mentioned countries to maintain in force any trademark application and/or registration that issues off of the New TM Applications.

All payments made by Howmet to Alcoa hereunder shall and will be payable in United States Dollars in immediately available funds to an account designated by Alcoa via Electronic Funds Transfer (EFT) or such other electronic payment form as agreed to in writing by Alcoa.

c)Subject to the terms of the Agreement, Alcoa consents to Howmet’s registration and maintenance, in Howmet’s name and at Howmet’s sole cost, of the following internet domain names which incorporate certain of the License Marks:

alcoawheels.bg
alcoawheels.com.hr
alcoawheels.hr
alcoawheels.cz
alcoawheels.co.cz
alcoawheels.com.ee
alcoawheels.ee
alcoawheels.com.gr
alcoawheels.gr
alcoawheels.co.hu
alcoawheels.hu
alcoawheels.ie
alcoawheels.co.il

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alcoawheels.lu
alcoawheels.com.pt
alcoawheels.pt
alcoawheels.co.pt
alcoawheels.sk
alcoawheels.si
alcoawheels.com.tr
alcoawheels.co.za

d)Alcoa and Howmet agree that, once registered by Howmet, (i) the above internet domain names shall be deemed added to the “List of Domain Names” contained at Schedule 4 of the Agreement and (ii) the use of such internet domain names by Howmet shall be governed by the terms of the Agreement.

3.No Other Amendments; Confirmation. Except as expressly amended hereby, the provisions of the Agreement are and shall remain in full force and effect. Nothing herein shall be deemed to entitle either Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenant or agreements contained in the First Amendment other than as provided herein.

4.Severability. If any term, provision, covenant or condition of this First Amendment is held invalid or unenforceable for any reason, the remaining provisions of this First Amendment shall continue in full force and effect as if this First Amendment had been executed with the invalid portion eliminated, provided the effectiveness of the remaining portions of this First Amendment will not defeat the overall intent of the Parties. In such a situation, the Parties agree, to the extent legal and possible, to incorporate a replacement provision to accomplish the originally intended effect.

5.Electronic/Facsimile Signatures; Counterparts. The Parties agree that a facsimile or electronically-copied signature has the same effect as an original signature. This First Amendment may be executed in multiple copies, each of which is an original and all of which constitute one instrument.

[REMAINDER OF PAGE INTENTIONALLY BLANK – SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment or caused the same to be executed by a duly authorized officer as of the First Amendment Effective Date.

ALCOA USA CORP.	HOWMET AEROSPACE INC.

/s/ Nicklaus A. Oliver	/s/ Randall Scheps
By: Signature	By: Signature

Nicklaus A. Oliver	Randall Scheps
Name:	Name:

Associate General Counsel	President HWS
Title:	Title:

Pittsburgh, PA, USA	Cleveland, OH, USA
Place:	Place:

March 31, 2022	3.31.22
Date:	Date:

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